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                                                                    EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

Paxar Corporation, 105 Corporate Park Drive, White Plains, New York 10604 (the "Company"), and Paul J. Griswold, 11 Pembroke Drive, Lake Forest, Illinois, 60045 (the "Executive") hereby agree to enter into this EMPLOYMENT AGREEMENT (the "Agreement") as of the 28th day of February 2000.

1.  EMPLOYMENT.

The Company hereby agrees to employ Executive, and Executive hereby agrees to be employed by the Company upon the terms and subject to the conditions set forth in this Agreement.

2.  TERM OF EMPLOYMENT.

The period of Executive's employment under this Agreement shall begin as of February 28, 2000 and shall continue until terminated in accordance with Section 5 below (the "Employment Term").

3.  DUTIES AND RESPONSIBILITIES.

(a) The Company will employ Executive as its Chief Operating Officer. In such capacity, Executive shall perform the customary duties and have the customary responsibilities of such positions, as enumerated in Attachment A to this Agreement, and shall perform such other duties as may be assigned to Executive from time to time by the Company's Board of Directors and its Chief Executive Officer.

(b) Executive agrees to faithfully serve the Company, devote his full working time, attention and energies to the business of the Company, its subsidiaries and affiliated entities, and perform the duties under this Agreement to the best of his abilities, in compliance with all applicable laws, rules and regulations; as well as the Company's rules, procedures, policies, requirements, and directions.

(c) The Company and Executive agree that Executive is expected to become Chief Executive Officer of the Company in not longer than 18 months from the commencement of the Employment Term. That date may be accelerated upon the recommendation of the Company's present Chief Executive Officer and approval by its Board of Directors.



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(d)       Executive shall be nominated to the Company's Board of Directors and serve as a Director when elected, and when subsequently nominated and elected to successive terms, during the Employment Term.

4.  COMPENSATION AND BENEFITS.

(a) BASE SALARY. During the Employment Term, the Company shall pay Executive a base salary at the annual rate of $450,000.00 per year or such higher rate as may be determined from time to time by the Company ("Base Salary"). Such Base Salary shall be paid in accordance with the Company's standard payroll practice for senior executives.

(d) INCENTIVE COMPENSATION AND STOCK AWARDS. Executive's initial incentive and stock compensation shall be as set forth in Attachment B to this Agreement.

(c) BENEFITS APPLICABLE TO COMMENCEMENT OF EMPLOYMENT. Executive shall also receive those benefits listed in Attachment C to this Agreement in recognition of his resigning his present employment and becoming an employee of the Company.

(d) BENEFIT PLANS, FRINGE BENEFITS AND VACATIONS. In addition to Executive's benefits set forth in Attachments B&C, Executive shall be eligible to participate in or receive benefits under, all savings, deferred compensation, health, insurance, disability and similar plans made available to the Company's other executives and employees, in accordance with the eligibility requirements of such plans.

(e) EXPENSE REIMBURSEMENT. The Company shall advance or promptly reimburse Executive for the ordinary and necessary business expenses incurred by Executive in the performance of the duties under this Agreement in accordance with the Company's customary practices applicable to senior executives, provided that such expenses are incurred and accounted for in accordance with the Company's policy.

5.  TERMINATION OF EMPLOYMENT.

Upon termination of Executive's employment under this Agreement under any of the circumstances set forth in this Section 5, Executive (beneficiary or estate) shall be entitled to receive the compensation and benefits described in Section 6, below.

(a) DEATH OR TOTAL DISABILITY. Executive's employment shall terminate upon Executive's death or upon Executive's becoming "Totally Disabled." For purposes of this Agreement, Executive shall be Totally Disabled if, in the opinion of the Board of Directors of the Company, based upon appropriate medical evidence, Executive is physically or mentally incapable of performing his usual and customary duties under this Agreement.



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(b)       TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate
          Executive's employment for "Cause." Such termination shall be effective as of the date specified in the written Notice of Termination provided to Executive. For purposes of this Agreement:

          (i) Cause shall mean any of the following: (A) conviction of a crime (including a nolo contendere plea) involving the commission by Executive of a felony or any other criminal act involving fraud, dishonesty, or moral turpitude but excluding any conviction that results solely from Executive's title or position with the Company and is not based on personal conduct; (B) deliberate and continual refusal to perform employment duties reasonably requested by the Company after 30 days written notice by certified mail of such failure to perform; (C) gross misconduct or gross negligence in connection with the business of the Company; or (D) breach of any of the covenants set forth in Section 7 hereof.

          (ii) Any determination of Cause under this Agreement shall be made by resolution adopted by unanimous vote of the Board of Directors at a meeting called and held for that purpose. Executive shall be provided with reasonable notice of such meeting and Executive shall be given opportunity to be heard before such vote is taken by the Board.

(c)       TERMINATION BY THE EXECUTIVE FOR CAUSE.

          (i) If after a Change in Control as set forth in the policy adopted by the Company's Board of Directors on August 12, 1998, or any subsequent Change of Control policy adopted by the Board, if Executive has "good reason," Executive has Cause to terminate employment and receive benefits under the policy then in effect upon giving written Notice of Termination to the Company.

          (ii) If Executive does not become the Company's Chief Executive Officer within 18 months from the beginning of the Employment Term, Executive has Cause to, and may, terminate employment upon giving written Notice of Termination to the Company.

(d) TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may terminate Executive's employment under this Agreement "Without Cause" after providing Notice of Termination to Executive.

(e) TERMINATION BY EXECUTIVE WITHOUT CAUSE. Executive may terminate his employment under this Agreement "Without Cause" after providing Notice of Termination to the Company.

6.  COMPENSATION FOLLOWING TERMINATION OF EMPLOYMENT.

(a) In the event that Executive's employment is terminated by Death; by the Company by reason of Total Disability as determined in accordance with Section 5(a); with Cause pursuant to Section 5(b); or by the Executive voluntarily pursuant to Section 5(e), the Company shall continue to pay Executive the compensation and benefits set forth in
          Section 4 that would have been payable to him if he had continued to perform his normal duties and responsibilities on a full-time basis until the end of the month in which such termination occurs; plus any accrued but unpaid base salary, expenses, and vacation. In any such event of termination under this Section 6 (a), Executive shall not be entitled to separation pay benefits under the Company's applicable plans and policies, but will be entitled benefits, if any, under the plans, policies and arrangements referred to in Section 4 (d), determined and paid in accordance with the terms of such plans, policies and arrangements.




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(b)       In the event that Executive's employment is terminated by the
          Executive pursuant to Section 5(c) (i) or (c) (ii), or by the Company pursuant to Section 5 (d), and Executive executes a Separation Agreement and Release on or after the Termination Date, the Company shall:

          (i) Pay Executive an amount that equals the amount to which he would have been entitled under the Change in Control practices approved by the Company's Board on August 12, 1998, or as subsequently superseded and approved by the Board, had a Change in Control occurred and payment been triggered, but in no event shall the amount be less than
                    2.99 Executive's then current Base Salary plus 2.99 times the average of the last three years' bonus awards (prorated for less than three years of service), and

          (ii) Provide continued coverage under all Company health insurance plans pursuant to the then current change in control policy, to be offset by any other primary coverage subsequently available to Executive from a successor employer.

7.     RESTRICTIVE COVENANTS.

(a) PROTECTED INFORMATION. Executive recognizes and acknowledges that, as the Company's Chief Operating Officer, Executive will have access to various confidential or proprietary information concerning the Company. Therefore, Executive covenants and agrees while employed by the Company or afterwards, not to knowingly make any independent use of, or knowingly disclose to any other person or organization (except as authorized by the Company) any of the Protected Information.

(b) COMPETITIVE ACTIVITY. Executive agrees that at all times while employed by the Company and for one year after the date of termination of employment (whether such termination is voluntary or involuntary, or otherwise) or after cessation of payments under Section 6, if any, whichever is later, Executive will not directly or indirectly:

          (i) Engage in, assist, or have any active interest or involvement whether as an employee, agent, consultant, creditor, advisor, officer, director, stockholder (excluding holding of less than 1% of the stock of a public company), partner, proprietor or any type of principal whatsoever in any person, firm, or business entity which, directly or indirectly, is engaged in the same business as that conducted and carried on by the Company, without the Company's specific written consent to do so, which consent will not be unreasonably withheld;

          (ii) Recruit, solicit, hire, or cause to be hired, any individual who is then, or who has been within the preceding 90 days, an employee of the Company;

          (iii) Disparage, or make any remarks that would tend to or be construed to tend to defame the Company, any of its employees, or members of its Board.

(c) Executive shall promptly deliver to the Company upon termination of employment, or at any other time as the Company may so request, all lists of customers, leads and customer pricing, data processing programs and documentation, employee information, memoranda, notes, records, reports, tapes, manuals, drawings, blueprints, programs, and any other documents and other materials (and all copies thereof) relating to the Company's business or that of its customers, and all property associated therewith, which Executive may then possess or which may then be under the Executive's control.



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(d)       Executive acknowledges that a breach of the covenants set forth in this Section 7 above will cause irreparable damage to the Company with respect to which the Company's remedy at law for damages will be inadequate. Therefore, in the event of breach or anticipatory breach of the covenants set forth in this section by Executive, Executive and the Company agree that the Company shall be entitled to the following particular forms of relief, in addition to remedies otherwise available to it at law or equity: (i) injunctions, both preliminary and permanent, enjoining or retraining such breach or anticipatory breach and Executive hereby consents to the issuance thereof forthwith and without bond by any court of competent jurisdiction; and (ii) recovery of all reasonable sums expended and costs, including reasonable attorney's fees, incurred by the Company to enforce the covenants set forth in this Section 7.

(e) In the event a court shall hold unenforceable any of the separate covenants deemed included herein, then such unenforceable covenant or covenants shall be deemed eliminated from the provisions of this Agreement for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such proceeding.

8.  WITHHOLDING OF TAXES.

The Company shall withhold from any compensation and benefits payable under this Agreement and the Attachments hereto all applicable federal, state, local, or other taxes.

9. ARBITRATION OF DISPUTES AND WAIVER OF JURY TRIAL.

Except as provided in Section 7, above, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. Any such arbitration shall take place in the State of New York, County of Westchester.

In the event any controversy or claim arising out of Executive's employment or the termination of Executive's employment is found by a court of competent jurisdiction not to be subject to final and binding arbitration, Executive and the Company agree to try such claim or controversy to the Court, without use of a jury or advisory jury.

10.  ENTIRE AGREEMENT; AMENDMENT; GOVERNING LAW.

This Agreement shall supersede any and all existing oral or written agreements, between Executive and the Company relating to the terms of Executive's employment and may be amended only by a written agreement signed by both parties. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

11.  NOTICES.

Any notice, or other communication, including a Notice of Termination, made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by registered or certified mail, return receipt requested, or by facsimile or by hand delivery, to those listed below at their following respective addresses or at such other address as each may specify by notice to the others:



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                                    To the Company:

                                    Paxar Corporation
                                    105 Corporate Park Drive
                                    White Plains, New York 10604
                                    Attention:  General Counsel

                                    To Executive:

                                    Mr. Paul J. Griswold
                                    11 Pembroke Drive
                                    Lake Forest, Illinois  60045

The terms of this Agreement are hereby accepted and agreed to for:





PAXAR CORPORATION                                   EXECUTIVE


By:  /s/ Arthur Hershaft                            By:  /s/ Paul J. Giswold
     ------------------                                  -----------------------
     Arthur Hershaft                                     Paul J. Griswold




Title: Chairman & Chief Executive Officer
                                                    Date: February 17, 2000
                                                          -----------------

Date:  February 7, 2000
       ----------------




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ATTACHMENT A

As Chief Operating Officer, the Executive, working in conjunction with the Chief Executive Officer, will design, implement and execute a market-driven strategy that will emphasize revenue and profit growth. The Chief Operating Officer will be responsible for the Company's Sales, Manufacturing, Technology, Marketing, Administration, and Finance functions, with all line and staff organizations heads reporting to the Executive. In selected situations mutually agreed to by the Chief Executive Officer and Chief Operating Officer, some staff heads may report to both of them.


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                                  ATTACHMENT B

Incentive Compensation and Stock Awards

1. Target Incentive is 65% of Base Salary, guaranteed at $292,500.00 for 2000, prorated on months of service.

2.   300,000 stock options granted effective the first day of employment.

3. A long-term incentive of 75% of Base Salary, payable in Stock Options, Performance Shares, and/or other types of stock awards.

4. A grant of 50,000 restricted shares, 16,335 of which vest on the first and second anniversaries of the first day of employment and the remainder on the third anniversary.

5. Change in Control provisions as now in effect for the COO as authorized by the Company's Board of Directors at its August 12, 1998 meeting.

Note:Awards pursuant to Items 3 and 4 above are subject to adoption by stockholders at the Company's May 4, 2000 Annual Meeting of the proposed Paxar Long-Term Performance and Incentive Plan. If not adopted, equivalent incentives, as authorized by the Company's Compensation Committee, will be provided.

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                                  ATTACHMENT C

1. $1,350,000 of term life insurance, payable to your designated beneficiary or an amount of coverage equal to three times the current Base Salary, whichever is greater.

2. An annual income of $150,000 per year for 10 years, starting at age 65, provided you are employed by the Company for a minimum of five years.

3. A sign on bonus of $200,000, payable in a lump sum within 10 days after your first day of employment.

4.   A car allowance of $700.00 per month.



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